                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                  (UNAUDITED)
Net Income..................................................................................  $  19,920  $  13,239
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Weighted Average Number Of Shares Outstanding:
  Primary:
    Common stock............................................................................     60,095     57,988
    Common stock equivalents--
      Stock options (A).....................................................................      2,185      2,018
                                                                                              ---------  ---------
    Primary shares outstanding..............................................................     62,280     60,006
                                                                                              ---------  ---------
                                                                                              ---------  ---------
  Fully Diluted:
    Common stock............................................................................     60,095     57,988
    Common stock equivalents--
      Stock options (A).....................................................................      2,186      2,195
                                                                                              ---------  ---------
    Fully diluted shares outstanding........................................................     62,281     60,183
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Net Income Per Share:
  Primary...................................................................................  $     .32  $     .22
  Fully diluted.............................................................................  $     .32  $     .22

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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.